Exhibit 99.1

110 N Minnesota Ave., Suite 300 Sioux Falls, SD 57104 (T) 605.978.7000 (F) 605.978.7150

FOR IMMEDIATE RELEASE

VeraSun Energy Obtains “Stalking Horse”

Bid from Valero for Five Facilities; Files Motion Seeking

Authority to Sell Substantially All Assets by March 31

Sioux Falls, S.D., February 6, 2009 – VeraSun Energy Corporation today announced that the Company filed a Bid Procedures and Sale Motion in the United States Bankruptcy Court for the District of Delaware seeking authority to sell substantially all of the assets of VeraSun Energy Corporation and 24 of its affiliates through a court-approved sale process.

As part of the sales process, the Company has signed an agreement with Valero Energy Corporation to sell substantially all of its assets relating to the VeraSun production facilities in Aurora, South Dakota; Charles City, Fort Dodge, and Hartley, Iowa; and Welcome, Minnesota; and a development site in Reynolds, Indiana. The Valero purchase agreement provides for a purchase price of $280 million, plus the value of inventory and certain pre-paid expenses, subject to certain customary adjustments. Having entered into the Valero agreement, the Company is now required to hold an auction to determine if other bidders will offer more favorable terms than Valero’s bid, referred to as a “stalking horse” bid.

Under the proposed Bid Procedures, the Company is seeking to sell all of its production facilities and operations in separate or combined transactions. While the Company has received expressions of interest with respect to assets other than those that are the subject of the proposed Valero transaction, the Company has not yet negotiated a definitive agreement to sell any other facilities.

“Given current difficult industry conditions and continued constrained credit markets, we believe that commencing a sale process is in the best interest of Company stakeholders,” said Don Endres, VeraSun’s Chief Executive Officer.

Through the sale process, the Company is offering for sale substantially all of its assets, which may be generally characterized as four distinct operating groups:

•	The “VSE Group” consisting of production facilities subject to the Valero bid.

•

The “US BioEnergy Group” consisting of production facilities in Central City and Ord, Nebraska; Albert City and Dyersville, Iowa; Hankinson, North Dakota; Janesville, Minnesota, and Woodbury, Michigan.

•	The “ASA Group” consisting of production facilities in Albion, Nebraska, Bloomingburg, Ohio, and Linden, Indiana.

•	The “Marion Group” consists of the production facility in Marion, South Dakota.

The Company believes it has sufficient liquidity to maintain its production facilities and workforce through the anticipated conclusion of the sale process.

“We continue to be optimistic about the long-term viability of the renewable fuels industry,” added Endres. “Ethanol is a valuable, clean, high-octane, low-carbon fuel that is reducing America’s reliance on foreign oil, creating jobs and stimulating the economy.”

Pursuant to the proposed Bid Procedures, interested bidders must submit qualifying bids by March 13, 2009. If qualifying bids are received, the Company would conduct an auction on March 16, 2009 and, following Bankruptcy Court approval at a sale hearing, expect to complete the asset sales by March 31, 2009, or early in the second quarter, subject to regulatory and other customary closing conditions. The initial hearing for approval of the proposed Bid Procedures is scheduled for February 19, 2009 at 9 a.m. in Wilmington, Delaware.

Rothschild, Inc. is serving as VeraSun’s financial advisor on the transaction and will be managing the sale process. Credit Suisse is acting as exclusive financial advisor to Valero Energy Corporation.

VeraSun and 24 of its subsidiaries filed petitions for relief under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court in Wilmington, Delaware on October 31, 2008. The chapter 11 cases are being jointly administered under Case No. 08-12606 (BLS). For more information, please visit www.verasun.com.

About VeraSun Energy Corporation

VeraSun Energy Corporation (VSUNQ), headquartered in Sioux Falls, S.D., is a leading producer and marketer of ethanol and distillers grains. Founded in 2001, the Company has a fleet of 16 production facilities in eight states. VeraSun Energy currently has an annual potential production capacity of approximately 1.64 billion gallons of ethanol and 5 million tons of distillers grains. VeraSun also markets E85, a blend of 85 percent ethanol and 15 percent gasoline for use in Flexible Fuel Vehicles (FFVs), directly to fuel retailers under the brand VE85®. For more information, please visit VeraSun Energy’s websites at www.verasun.com or www.VE85.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements by the Company regarding its chapter 11 reorganization process, as well as other statements of management’s expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of the Company’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the following: the ability of the Company (which term, unless otherwise specified or the context otherwise requires, refers in this paragraph to VeraSun Energy Corporation and its subsidiaries) to continue as a going concern; the ability of the Company to satisfy the conditions for drawing on any existing debtor-in-possession financing and to obtain additional debtor-in-possession financing on an interim or final basis; the ability of the Company to operate pursuant to the terms and conditions of any debtor-in-possession financing and any cash collateral order entered by the bankruptcy court in connection with the Company’s chapter 11 cases, including requirements to sell assets within mandated deadlines; the ability of the Company to obtain a binding offer for the sale of its business or assets to a third party; the ability of the Company to consummate a sale of its business or its assets to a third party; the ability of the Company to continue to fund operations based upon future revenues and liquidity constraints set forth in existing debtor-in-possession financings and cash collateral orders; the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted by the Company from time to time, including approval of motions relating to the priority of the lender’s security interest under any debtor-in-possession financing; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the bankruptcy cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and employees; the ability of the Company to attract and retain customers; the volatility and uncertainty of corn, natural gas, ethanol, unleaded gasoline and other commodities prices; the Company’s ability to generate sufficient liquidity to fund its operations and capital expenditures; the results of the Company’s hedging transactions and other risk mitigation strategies; risk of further potential long-lived asset impairment; operational disruptions at the Company’s facilities; the effects of vigorous competition and excess capacity in the industry in which the Company operates; the development of infrastructure related to the sale and distribution of ethanol; the effects of other mergers and consolidations in the biofuels industry and unexpected announcements or developments from others in the biofuels industry; the uncertainties related to the Company’s acquisitions of US BioEnergy Corporation, ASA OpCo Holdings, LLC and other businesses, including the Company’s ability to achieve the expected benefits from these acquisitions; the impact of new, emerging and competing technologies on the Company’s business; the possibility of one or more of the markets in which the Company competes being impacted by political, legal and regulatory changes or other external factors over which the Company has no control; changes in or elimination of governmental laws, credits, tariffs, trade or other controls or enforcement practices; the impact of any potential Renewable Fuel Standards waiver; the Company’s ability to comply with various environmental, health, and safety laws and regulations; the success of the Company’s marketing and sales efforts; the Company’s reliance on key management personnel; the Company’s ability to secure additional financing; deficiencies in the Company’s internal control over financial reporting constituting a material weakness to be remediated; and other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission, including the risk factors listed in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, filed with the Securities and Exchange Commission on November 19, 2008. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities and VeraSun Energy Corporation’s common stock. No assurance can be given as to what values, if any, will be ascribed in the chapter 11 proceeding to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

VeraSun Contacts:

VeraSun Contacts:

Media:

Mike Lockrem

605-978-7055

mlockrem@verasun.com

Investors:

Patty Dickerson

605-978-7137

pdickerson@verasun.com